EXHIBIT 1.2
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                             FIRSTSTAR BANCORP, INC.

                             FIRSTSTAR CAPITAL TRUST

           Maximum of $12,000,000 Adjustable Rate Preferred Securities
               (Liquidation Amount $10.00 per Preferred Security)

                           SELECTED DEALERS AGREEMENT
                           --------------------------


                                                               December __, 1999


Ladies and Gentlemen:

1. We (the "Underwriter"), are offering for sale an aggregate of up to $12,000,000 aggregate liquidation amount of Adjustable Rate Preferred Securities (the "Securities") of First Star Capital Trust (the "Trust"), which we have agreed to place on behalf of the Trust. The Securities and the terms under which they are to be offered for sale by the Underwriter are more particularly described in the Prospectus.

2. The Securities are to be offered to the public by the Underwriter at the price per security set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering thereof set forth in the Prospectus.

3. The Underwriter is offering, subject to the terms and conditions hereof, a portion of the Securities for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934 (the "1934 Act"), who have agreed not to make any sales of Securities within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to purchase the Securities hereunder being herein called "Selected Dealers"), at the Public Offering Price, less a selling concession of not in excess of $_______________ per security payable as hereinafter provided, out of which concession an amount not exceeding $_________________ per security may be reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. The Selected Dealers have agreed to comply with all

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applicable  rules of the NASD,  including the provisions of the Conduct Rules of the NASD,  and, if any such  dealer is a foreign  dealer and not a member of the
NASD,   such  Selected  Dealer  also  has  agreed  to  comply  with  the  NASD's
Interpretation with Respect to Free-Riding and Withholding, to comply, as though it were a member of the NASD, with the provisions of such Conduct Rules, and to comply with such rules as they apply to non-member foreign dealers. The Underwriter may be included among the Selected Dealers. The Underwriter has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof whether or not such Underwriter is included among the Selected Dealers.

4. The Underwriter shall have full authority to take such action as the Underwriter may deem advisable in respect of all matters pertaining to the public offering of the Securities.

5. If you desire to purchase any of the Securities, your application should reach us promptly by telephone or telegraph at our office at 1703 Oregon Pike, Lancaster, Pennsylvania 17601-4201. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Agreement.

6. The privilege of subscribing for the Securities is extended to you by the Underwriter only to the extent as it may lawfully sell the Securities to dealers in your state or other jurisdiction.

7. Any Securities purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of offering thereof set forth herein and in the Prospectus, subject to the securities or Blue Sky laws of the various states or other jurisdictions.

         You agree to pay us on demand, for our account, an amount equal to the Selected Dealer concession as to any Securities purchased by you hereunder which, prior to the termination of this paragraph, we may purchase or contract to purchase for our account and, in addition, we may charge you with any broker's commission and transfer tax paid in connection with such purchase or contract to purchase. Any shares of Securities delivered on such repurchases need not be the identical shares originally purchased.

         You agree to advise us from time to time, upon request, of the amount of the Securities purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Securities shall be needed to make delivery of the Securities sold or over-allotted for our account you will, forthwith upon our request, grant to us for our account the right, exercisable promptly after receipt of

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notice from you that such right has been  granted,  to  purchase,  at the Public
Offering Price less the selling concession or such part thereof as we shall determine, such amount of said Securities owned by you as shall have been specified in our request.

         No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the Securities by the Underwriters to you will be paid when such shares of Securities are delivered to you. However, you shall pay any transfer tax on sales of Securities by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

         Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Securities other than as contained in the Prospectus.

8. The first three paragraphs of Section 7 hereof will terminate when we shall have determined that the public offering of the Securities has been completed and upon telegraphic notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on the 30th calendar day after the date hereof; provided, however, that we shall have the right to extend such provisions for a further period or periods, not exceeding 30 calendar days in the aggregate, upon telegraphic notice to you.

9. For the purpose of stabilizing the market in the Securities, we have been authorized (a) to make purchases and sales of the Securities and any other securities of the Company in the open market or otherwise, for long or short account, (b) in arranging for sales of the Securities, to over-allot and (c) to cover any short position or liquidate any long position incurred in connection with such stabilization. Except as permitted by us, you will not, at any time prior to the completion of distribution of the Securities pursuant to this Agreement, bid for, purchase, sell or attempt to induce others to purchase or sell, directly or indirectly, any Securities or any security of the same class and series, or any right to purchase any such security other than (i) as provided for in this Agreement or the Agency Agreement relating to the Securities or (ii) purchases or sales by you of any Securities as broker on unsolicited orders for the account of others.

         You further agree at all times to comply with the provisions of Regulation M of the Securities and Exchange Commission applicable to this offering.

10. On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the

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Securities  Act of 1933,  as amended  (the "1933  Act"),  and the 1934 Act.  You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith. You confirm also that you are familiar with Release No. 4968 of the Securities and Exchange Commission under the 1933 Act and that you have complied with the requirements therein relating to the distribution of copies of the Preliminary Prospectus relating to the Securities.

         We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

11. You acknowledge and agree that the Securities may be sold only to "accredited investors" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the 1933 Act. You further understand that the Securities have not been qualified for sale in any state or other jurisdictions under their respective securities or blue sky laws and you must rely on an exemption from such qualification. We do not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein.

12. No Selected Dealer is authorized to act as our agent or otherwise to act on our behalf in offering or selling the Securities to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

13. Nothing will constitute the Selected Dealers an association or other separate entity or partners with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of the value of the Securities or the validity or form thereof, or for or in respect of the delivery of the Securities, or for the performance by anyone of any agreement on its part, or for the qualification of the Securities for sale under the laws of any jurisdiction or their exemption from such qualification, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement; and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

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14. Payment for the Securities sold to you hereunder is to be made at the Public
Offering Price less the above-mentioned selling concession at such time and on such date as we may advise, at the office of Hopper Soliday, 1703 Oregon Pike, Lancaster, Pennsylvania, by wire transfer of immediately available funds, to
Hopper  Soliday,   Account  No.   ________________,   against  delivery  of  the
Securities. If you are a member of, or clear through a member of, The Depository Trust Company ("DTC"), we may, in our discretion, deliver your Securities through the facilities of DTC.

         Any notice from us to you shall be deemed to have been duly given if mailed, delivered or telecopied to you at the address to which this Agreement is mailed. Notices to us should be addressed and mailed or delivered to us at Hopper Soliday, 1703 Oregon Pike, Lancaster, Pennsylvania 17601-4201, Attention:
Eugene Bodo; Telephone Number: (717) 560-3042; Telecopy Number: (717) 560-3760

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Hopper Soliday, 1703 Oregon Pike, Lancaster, Pennsylvania 17601-4201, Attention: Eric G. Hoerner. The enclosed duplicate copy will evidence the Agreement between us.

                       Very truly yours,

                       HOPPER SOLIDAY, a Division of Tucker Anthony Incorporated


                       By:
                           -----------------------------------------------------




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Agreed to and accepted:

[Name of Firm)


By:                                          Date:
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